EXHIBIT 1.01

VEECO INSTRUMENTS INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2025

This Conflict Minerals Report (this “Report”) of Veeco Instruments Inc., including its subsidiaries (collectively, “Veeco” or “we” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2025 through December 31, 2025 (the “Reporting Period”).

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “Conflict Minerals” as: (i) columbite-tantalite (or coltan), cassiterite, gold and wolframite, or their derivatives, which are currently limited to metallic forms of tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”). Veeco’s operations, including the operations of its consolidated subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products (collectively, its “products” and, individually, a “product”). As required by Form SD, Veeco has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals included in its products during the Reporting Period, which are referred to in this Report as the “Covered Minerals,” to determine whether any of such Covered Minerals originated in the Covered Countries and/or whether any of such Covered Minerals may be from recycled or scrap sources. Where applicable, Veeco has conducted additional due diligence regarding the sources of the Covered Minerals. The results of Veeco’s reasonable country of origin inquiry regarding the Covered Minerals, as well as its additional due diligence regarding the sources of the Covered Minerals, are contained in this Report.

I.	Reasonable Country of Origin Inquiry (“RCOI”)

Prior to initiating our RCOI, we retained a regulatory compliance information management company to assist in structuring the process and administering data collection.  Our inquiry began with a review of all of our suppliers.  We focused our RCOI on the relevant suppliers that, due to the nature of their business, utilize Covered Minerals.  We provided these suppliers with a questionnaire based on the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative Conflict Minerals Common Reporting Template (the “EICC-GeSI Template”). The EICC-GeSI Template is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide and was developed by several of the world’s leading consumer electronics companies.  The questionnaire asked the suppliers, among other things, to disclose the origin of any Covered Minerals used in their manufacturing processes and to identify the Covered Minerals processing facilities within their supply chain.  We also asked them, if accurate, to represent that their Covered Minerals did not originate from a Covered Country.  We reviewed questionnaires received for completeness and consistency of answers.  Many of our suppliers’ responses were company level declarations and therefore it is possible that the information they provided includes smelters/refiners whose Covered Minerals are not utilized in our products.  Certain surveyed suppliers reported that the Covered Minerals identified in their supply chain originated from recycled or scrap sources and thus did not require further due diligence.

Our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

II.	Design of Due Diligence Framework

Our due diligence approach was designed to generally align with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (“OECD Guidance”).  The OECD Guidance is an internationally-recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Veeco is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter. Key elements of Veeco’s due diligence approach are described below.

III.	Due Diligence Measures Undertaken

Veeco’s due diligence measures performed include, but are not limited to, the following:

•	As applicable and necessary, reporting to senior management on suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts;

•	Communicating our policy on Conflict Minerals to suppliers and our commitments and requirements expected of our suppliers, supported by email and phone dialogues. A copy of our policy is publicly available at https://www.veeco.com/resources/veeco-conflict-minerals-policy;

•	Using a third party service, comparing smelters and refiners identified by suppliers to (i) the Conflict Minerals Reporting Template (the “Template”) developed by the Responsible Minerals Initiative (formerly the Conflict-Free Sourcing Initiative, or “CFSI”) which lists validated conflict free and verified facilities and (ii) the US Department of Commerce list of all known conflict mineral processing facilities worldwide;

•	As applicable and necessary, conducting our own supplemental research on smelters and refiners identified by our suppliers; and

•	Developing a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts.

IV.	Product Description

The products subject to this Report are Veeco process equipment and services (including spare parts) primarily sold to make electronic devices including semiconductors, power electronics, wireless devices, hard disk drives and light emitting diodes, and include without limitation Laser Annealing Systems, Lithography Systems, Ion Beam Systems, Metal Organic Chemical Vapor Deposition Systems, Wet Processing Systems, Molecular Beam Epitaxy Systems, Atomic Layer Deposition Systems, Physical Vapor Deposition Systems, Dicing and Lapping Systems, and Gas and Vapor Delivery Systems.

V.	Product Determination

Based on the information obtained pursuant to the due diligence process (as described above), Veeco does not have sufficient information at this time to determine whether all of our products are conflict free.  However, the suppliers who responded to our questionnaire gave no indication that the Covered Minerals they source directly or indirectly financed or benefitted armed groups in the Covered Countries.  Due to the manner in which our suppliers disclosed country of origin information, we do not believe that all of the countries of origin named by our suppliers are actually in our supply chain.

VI.	Smelter / Refiner and Country of Origin

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco identified the following smelters/refiners used by Veeco suppliers that have (i) achieved Conflict Free designation by the CFSI (the “Conflict Free Designated Smelters and Refiners”) or (ii) an audit program recognized by CFSI or are actively in the process of obtaining the Conflict Free designation, or for which we independently obtained country of origin information (the “In Process Smelters and Refiners”):

Conflict Free Designated Smelters and Refiners

Smelter Name	Metal
A.L.M.T. Corp.	Tungsten
Abington Reldan Metals, LLC	Gold
Advanced Chemical Company	Gold
Agosi AG	Gold
Aida Chemical Industries Co., Ltd.	Gold
Almalyk Mining and Metallurgical Complex (AMMC)	Gold
Alpha Assembly Solutions Inc	Tin

AMG Brasil	Tantalum
AngloGold Ashanti Corrego do Sitio Mineracao	Gold
Argor-Heraeus S.A.	Gold
Asahi Pretec Corp.	Gold
Asahi Refining Canada Ltd.	Gold
Asahi Refining USA Inc.	Gold
Asaka Riken Co., Ltd.	Gold
Asia Tungsten Products Vietnam Ltd.	Tungsten
Aurubis AG	Gold
Aurubis Beerse	Tin
Aurubis Berango	Tin
Bangalore Refinery	Gold
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold
Boliden Harjavalta Oy	Gold
Boliden Ronnskar	Gold
C. Hafner GmbH + Co. KG	Gold
CCR Refinery - Glencore Canada Corporation	Gold
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin
Chifeng Dajingzi Tin Industry Co., Ltd.	Tin
Chimet S.p.A.	Gold
China Molybdenum Tungsten Co., Ltd.	Tungsten
China Tin Group Co., Ltd.	Tin
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten
Chugai Mining	Gold
Coimpa Industrial LTDA	Gold
CRM Synergies	Tin
Cronimet Brasil Ltda	Tungsten
CV Ayi Jaya	Tin
D Block Metals, LLC	Tantalum
Dongguan Best Alloys Co., Ltd.	Tin
Dowa	Gold
Dowa	Tin
DSC (Do Sung Corporation)	Gold
Eco-System Recycling Co., Ltd. East Plant	Gold
Eco-System Recycling Co., Ltd. North Plant	Gold
Eco-System Recycling Co., Ltd. West Plant	Gold
Elite Industech Co., Ltd.	Gold
EM Vinto	Tin
Estanho de Rondonia S.A.	Tin
F&X Electro-Materials Ltd.	Tantalum
Fabrica Auricchio Industria e Comercio Ltda.	Tin
Fenix Metals	Tin
FIR Metals & Resource Ltd.	Tantalum
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin
GG Refinery Ltd.	Gold
Glencore Nikkelverk AS	Gold

Global Advanced Metals Aizu	Tantalum
Global Advanced Metals Boyertown	Tantalum
Global Advanced Metals Greenbushes Pty Ltd.	Tin
Global Tungsten & Powders LLC	Tungsten
Gold by Gold Colombia	Gold
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin
Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten
H.C. Starck Tungsten GmbH	Tungsten
Heimerle + Meule GmbH	Gold
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum
Heraeus Germany GmbH Co. KG	Gold
Heraeus Metals Hong Kong Ltd.	Gold
Hubei Green Tungsten Co., Ltd.	Tungsten
Impala Platinum - Platinum Metals Refinery (PMR)	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold
Ishifuku Metal Industry Co., Ltd.	Gold
Istanbul Gold Refinery	Gold
Italpreziosi	Gold
Japan Mint	Gold
Japan New Metals Co., Ltd.	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten
Jiangxi Copper Co., Ltd.	Gold
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten
Jiangxi Tuohong New Raw Material	Tantalum
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten
Jing Yuan Tungsten Technology Co., Ltd.	Tungsten
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum
Jiujiang Tanbre Co., Ltd.	Tantalum
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum
JX Nippon Mining & Metals Co., Ltd.	Gold
Kazzinc	Gold
KEMET de Mexico	Tantalum
KENEE MINING VIETNAM COMPANY LIMITED	Tungsten
Kennametal Fallon	Tungsten
Kennametal Huntsville	Tungsten
Kennecott Utah Copper LLC	Gold
KGHM Polska Miedz Spolka Akcyjna	Gold
Kojima Chemicals Co., Ltd.	Gold
Korea Zinc Co., Ltd.	Gold
Lianyou Metals Co., Ltd.	Tungsten
Lianyou Resources Co., Ltd.	Tungsten
LS MnM Inc.	Gold
LT Metal Ltd.	Gold

Luna Smelter, Ltd.	Tin
Magnu's Minerais Metais e Ligas Ltda.	Tin
Malaysia Smelting Corporation Berhad (Port Klang)	Tin
Malipo Haiyu Tungsten Co., Ltd.	Tungsten
Masan High-Tech Materials	Tungsten
Materion	Gold
Materion Newton Inc.	Tantalum
Matsuda Sangyo Co., Ltd.	Gold
Metal Concentrators SA (Pty) Ltd.	Gold
Metallic Resources, Inc.	Tin
Metallurgical Products India Pvt., Ltd.	Tantalum
Metalor Technologies (Hong Kong) Ltd.	Gold
Metalor Technologies (Singapore) Pte., Ltd.	Gold
Metalor Technologies (Suzhou) Ltd.	Gold
Metalor Technologies S.A.	Gold
Metalor USA Refining Corporation	Gold
Metalurgica Met-Mex Penoles S.A. De C.V.	Gold
Mineracao Taboca S.A.	Tin
Mineracao Taboca S.A.	Tantalum
Mining Minerals Resources SARL	Tin
Minsur	Tin
Mitsubishi Materials Corporation	Gold
Mitsubishi Materials Corporation	Tin
Mitsui Mining and Smelting Co., Ltd.	Tantalum
Mitsui Mining and Smelting Co., Ltd.	Gold
MKS PAMP SA	Gold
MMTC-PAMP India Pvt., Ltd.	Gold
Nadir Metal Rafineri San. Ve Tic. A.S.	Gold
Navoi Mining and Metallurgical Combinat	Gold
NH Recytech Company	Gold
Niagara Refining LLC	Tungsten
Nihon Material Co., Ltd.	Gold
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum
NPM Silmet AS	Tantalum
O.M. Manufacturing (Thailand) Co., Ltd.	Tin
O.M. Manufacturing Philippines, Inc.	Tin
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold
Ohura Precious Metal Industry Co., Ltd.	Gold
Operaciones Metalurgicas S.A.	Tin
P Kay Metal, Inc	Tin
Philippine Bonway Manufacturing Industrial Corporation	Tungsten
Planta Recuperadora de Metales SpA	Gold
PowerX Ltd.	Tantalum
PT Aneka Tambang (Persero) Tbk	Gold
PT ATD Makmur Mandiri Jaya	Tin
PT Bangka Prima Tin	Tin
PT Cipta Persada Mulia	Tin

PT Mitra Stania Prima	Tin
PT Mitra Sukses Globalindo	Tin
PT Premium Tin Indonesia	Tin
PT Prima Timah Utama	Tin
PT Putera Sarana Shakti (PT PSS)	Tin
PT Rajehan Ariq	Tin
PT Timah Tbk Kundur	Tin
PT Timah Tbk Mentok	Tin
PX Precinox S.A.	Gold
Rand Refinery (Pty) Ltd.	Gold
REMONDIS PMR B.V.	Gold
Resind Industria e Comercio Ltda.	Tin
Resind Industria e Comercio Ltda.	Tantalum
Royal Canadian Mint	Gold
Rui Da Hung	Tin
S.P.T. spol.s r.o.	Tungsten
SAFINA A.S.	Gold
SEMPSA Joyeria Plateria S.A.	Gold
Shandong Gold Smelting Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten
Sichuan Tianze Precious Metals Co., Ltd.	Gold
Solar Applied Materials Technology Corp.	Gold
Sumitomo Metal Mining Co., Ltd.	Gold
SungEel HiMetal Co., Ltd.	Gold
Super Ligas	Tin
T.C.A S.p.A	Gold
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin
Taki Chemical Co., Ltd.	Tantalum
Tanaka Kikinzoku Kogyo K.K.	Gold
TANIOBIS Co., Ltd.	Tantalum
TANIOBIS GmbH	Tantalum
TANIOBIS Japan Co., Ltd.	Tantalum
TANIOBIS Smelting GmbH & Co. KG	Tantalum
TANIOBIS Smelting GmbH & Co. KG	Tungsten
Telex Metals	Tantalum
Thaisarco	Tin
Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin
Tin Technology & Refining	Tin
Tokuriki Honten Co., Ltd.	Gold
TOO Tau-Ken-Altyn	Gold
Tungamoy Metals Inc.	Tungsten
Tungsten Vietnam Joint Stock Company	Tungsten
Ulba Metallurgical Plant JSC	Tantalum
Umicore S.A. Business Unit Precious Metals Refining	Gold
United Precious Metal Refining, Inc.	Gold
Valcambi S.A.	Gold

Western Australian Mint (T/a The Perth Mint)	Gold
White Solder Metalurgia e Mineracao Ltda.	Tin
WIELAND Edelmetalle GmbH	Gold
Wolfram Bergbau und Hutten AG	Tungsten
Woodcross Smelting Company Limited	Tin
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten
Xiamen Tungsten Co., Ltd.	Tungsten
XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum
Yamakin Co., Ltd.	Gold
Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum
Yokohama Metal Co., Ltd.	Gold
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold

In Process Smelters and Refiners

Smelter Name	Metal
5D Production OU	Tantalum
ABC Refinery Pty Ltd.	Gold
Albino Mountinho Lda.	Gold
An Vinh Joint Stock Mineral Processing Company	Tin
ARGET SAC	Gold
Atlantic Copper	Gold
Attero Recycling Pvt Ltd	Gold
Aurubis AG, Hamburg	Gold
Caridad	Gold
CGR Metalloys Pvt Ltd.	Gold
Conecsus LLC	Tin
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin
Daye Non-Ferrous Metals Mining Ltd.	Gold
Degussa Sonne / Mond Goldhandel GmbH	Gold
Dijllah Gold Refinery FZC	Gold
Dongwu Gold Group	Gold
Emerald Jewel Industry India Limited (Unit 1)	Gold
Emerald Jewel Industry India Limited (Unit 2)	Gold
Emerald Jewel Industry India Limited (Unit 3)	Gold
Emerald Jewel Industry India Limited (Unit 4)	Gold
Fujairah Gold FZC	Gold
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten
Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin
Geo Enterprise	Tungsten
Gold Coast Refinery	Gold
Great Wall Precious Metals Co., Ltd. of CBPM	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Hunan Chenzhou Mining Co., Ltd.	Gold
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold

International Precious Metal Refiners	Gold
JALAN & Company	Gold
Jiangxi New Nanshan Technology Ltd.	Tin
Jiangxi Sanshi Nonferrous Metals Co., Ltd	Tantalum
K.A. Rasmussen	Gold
Kazakhmys Smelting LLC	Gold
KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Gold
Kundan Care Products Ltd.	Gold
Lingbao Gold Co., Ltd.	Gold
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	Tin
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
MD Overseas	Gold
Metallix Refining Inc.	Gold
Morris and Watson	Gold
Nam Viet Cromit Joint Stock Company	Tungsten
Naoshima Smelter & Refinery	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
NOBLE METAL SERVICES	Gold
Penglai Penggang Gold Industry Co., Ltd.	Gold
PT Aries Kencana Sejahtera	Tin
PT Artha Cipta Langgeng	Tin
PT Mitra Graha Raya	Tin
QG Refining, LLC	Gold
RIKAYAA GREENTECH PRIVATE LIMITED	Tin
Sam Precious Metals	Gold
Shandong Humon Smelting Co., Ltd.	Gold
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shenzhen CuiLu Gold Co., Ltd.	Gold
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	Gold
Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold
Shirpur Gold Refinery Ltd.	Gold
SOLEIL METALS (Chala One Plant)	Gold
SOLEIL METALS (YAKARI Plant)	Gold
Sovereign Metals	Gold
State Research Institute Center for Physical Sciences and Technology	Gold
Super Dragon Technology Co., Ltd.	Gold
Tongling Nonferrous Metals Group Co., Ltd.	Gold
Uzbek Refractory and Heat-Resistant Metals	Tungsten
VQB Mineral and Trading Group JSC	Tin
YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten
Yunnan Copper Industry Co., Ltd.	Gold

Certain smelters were identified as high risk due to potential sourcing from the Covered Countries. However, because many of our suppliers provided company-level responses to Veeco’s conflict minerals information requests, it is uncertain as to whether these facilities are in our supply chain. We are continuing to work with our suppliers to determine the status of the facilities relative to Veeco products. Should these smelters be present in our supply chain, Veeco will reemphasize our conflict minerals policy to the relevant suppliers and encourage them to either find alternate sources or request that the smelters be audited.

High Risk Smelters

Smelter Name	Metal
African Gold Refinery	Gold
AU Traders and Refiners	Gold
Emirates Gold DMCC	Gold
Fidelity Printers and Refiners Ltd.	Gold
Gasabo Gold Refinery Ltd.	Gold
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
GGC Gujrat Gold Centre Pvt. Ltd.	Gold
Hunan Jintai New Material Co., Ltd.	Tungsten
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten
Hydrometallurg, JSC	Tungsten
JSC "Kirovgrad Hard Alloys Plant"	Tungsten
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold
JSC Novosibirsk Refinery	Gold
JSC Uralelectromed	Gold
Kundan Care Products Ltd.	Gold
Kyshtym Copper-Electrolytic Plant ZAO	Gold
Lingbao Gold Co., Ltd.	Gold
Moliren Ltd.	Tungsten
Moscow Special Alloys Processing Plant	Gold
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Novosibirsk Tin Combine	Tin
NPP Tyazhmetprom LLC	Tungsten
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Gold
OOO “Technolom” 1	Tungsten
OOO “Technolom” 2	Tungsten
Prioksky Plant of Non-Ferrous Metals	Gold
Samduck Precious Metals	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold
Solikamsk Magnesium Works OAO	Tantalum
Sovereign Metals	Gold
Unecha Refractory metals plant	Tungsten
VQB Mineral and Trading Group JSC	Tin
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin
Yunnan Copper Industry Co., Ltd.	Gold

Based solely on information that was provided by our suppliers (as described above), some of which was on an entity level basis without specification as to the specific Covered Minerals Veeco purchased, and without independent verification, Veeco believes that the countries of origin of the Covered Minerals for the above listed facilities include:

Andorra, Australia, Austria, Belgium, Bolivia (Plurinational State of), Brazil, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Czechia, Estonia, Finland, France, Georgia, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Lithuania, Malaysia, Mexico, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Tanzania (United Republic of), Thailand, Turkey, Uganda, United Arab Emirates, United States of America, Uzbekistan, Vietnam, and Zimbabwe.

As Veeco’s engagement with the supply chain for its products evolves, the lists above may change to reflect improvements in the quality of information provided to Veeco.

VII.	Independent Private Sector Audit

Not required for calendar year 2025.